UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2022

Aura Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40971	32-0271970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Bolton Street Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 500-8864

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AURA	The Nasdaq Global Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

The proposals set forth below were submitted to the stockholders at the Annual Meeting of Stockholders (the “Annual Meeting”) of Aura Biosciences, Inc. (the “Company”) held on June 15, 2022, with each such proposal described in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 28, 2022.

The number of shares of common stock entitled to vote at the Annual Meeting was 29,222,296. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 19,091,391. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each proposal voted upon are set forth below.

Proposal 1 - Election of Directors

The Company’s stockholders elected the three (3) director nominees below to the Company’s Board of Directors as Class I directors to hold office until the 2025 Annual Meeting of Stockholders of the Company or until their successors are duly elected and qualified.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Elisabet de los Pinos, Ph.D.	18,503,362	53,765	534,264
Giovanni Mariggi, Ph.D.	18,450,731	106,396	534,264
Raj Parekh, Ph.D.	18,434,446	122,681	534,264

Proposal 2 - Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstentions

19,088,824	604	1,963

There were zero broker non-votes regarding this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2022	AURA BIOSCIENCES, INC.

	By:	/s/ Julie Feder
Julie Feder
Chief Financial Officer